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                                    EXHIBIT 99.1


                                BANK OF LOS ANGELES


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PRESS RELEASE
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Bank of Los Angeles (NASDAQ: BKLA)
8901 Santa Monica Boulevard
West Hollywood, California  90069

Contact:       Adriana M. Boeka              John J. Feldman
               Chairman of the Board         President & Chief Executive Officer
Phone:         310/843-1480                  310/843-1460
FAX:           310/843-1498


FOR IMMEDIATE RELEASE

September 30, 1998

West Hollywood, California. . . . . Bank of Los Angeles (BKLA):   Bank of Los
Angeles, West Hollywood, California and Western Bancorp, Newport Beach, California announced today that in accordance with the terms of the Agreement and Plan of Merger dated July 16, 1998, between Western Bancorp, Santa Monica Bank and Bank of Los Angeles, Western Bancorp has determined to reschedule the closing of the proposed merger between Santa Monica Bank and Bank of Los Angeles to October 30, 1998 or sooner, in order to permit Western Bancorp and Santa Monica Bank to more fully evaluate a lawsuit pending against Bank of Los Angeles alleging lender liability, among other claims.

The complaint seeks, among other claims, alleged damages of $30,000,000. Although the Bank of Los Angeles continues to believe that plaintiffs' claims are without merit, negotiations have not achieved a mutually agreeable settlement. The lawsuit is currently scheduled to go to trial on November 2, 1998. The rescheduling of the closing of the proposed merger to October 30, 1998, will permit Western Bancorp and Santa Monica Bank further opportunity to evaluate this lawsuit and its impact.

For further information, please contact Adriana M. Boeka at Bank of Los Angeles
(310) 843-1480 and Julius Christensen at Western Bancorp (949) 863-2459.